Exhibit 99

                                  PRESS RELEASE

GREENVILLE, S.C., February 1, 2007 - GrandSouth Bancorporation (OTCBB:GRRB), the bank holding company for GrandSouth Bank, today announced that total assets grew to $345 million as of December 31, 2007 compared to $300 million at December 31, 2006, an increase of 15%. Loans, net of reserves, were $260 million at December 31, 2007, an increase of $35 million or 16% over the balance of $224 million as of December 31, 2006. Total deposits grew to $308 million at December 31, 2007, an increase of $39 million or 14% over the balance at December 31, 2006 or $269 million.

Net income for the year ended December 31, 2007 declined to $2.80 million, or $.77 per diluted share, a 14% decrease compared to net income of $3.26 million, or $.89 per diluted share at December 31, 2006. Net income for the fourth quarter of 2007 was $740 thousand, or $.21 per diluted share, an increase of $83 thousand or 13% over the fourth quarter 2006 net income of $657 thousand, or $.18 per diluted share. Return on average equity for 2007 equaled 13.34% compared to 18.16% for the prior year. Return on average assets equaled .86% for 2007 versus 1.16% for 2006.

The decline in net income during 2007 was largely the result of a lower net interest margin and higher interest expense. Competition for deposits remained strong during 2007 which impacted funding costs while yields on earning assets were adjusting downward with declines in the prime rate resulting in a compression in net interest margin. Net interest margin declined by 86 basis points to 4.19% for 2007 compared to 5.05% for 2006. Non interest expense increased in 2007 primarily the result of the increase in professional fees associated with compliance with the Sarbanes Oxley Act and changes in tax laws.

GrandSouth Bancorporation is a public company trading in the over-the-counter market under the symbol GRRB.OB with three offices located at 381 Halton Road, Greenville, S.C., 325 South Main Street, Fountain Inn, S.C. and 1601 North Fant Street, Anderson, S.C.

Certain matters set forth in this news release may contain forward-looking statements that are provided to assist in the understanding of anticipated future financial performance. However, such performance involves risks and uncertainties that may cause actual results to differ materially from those in such statements.

Contact: Ronald K. Earnest, President (864) 770 - 1000

                            GRANDSOUTH BANCORPORATION
                      CONDENSED CONSOLIDATED BALANCE SHEETS

                                                                                                 At December 31,     At December 31,
                                                                                                     2007              2006 (1)
                                                                                                 (Unaudited)          (Audited)
ASSETS
Cash and Due From Banks ..........................................................                 $  9,005            $ 19,804
Investment Securities ............................................................                   60,332              42,150
Loans, net .......................................................................                  259,786             224,338
Other Assets .....................................................................                   16,000              14,018
                                                                                                   --------            --------

Total Assets .....................................................................                 $345,123            $300,310
                                                                                                   ========            ========

LIABILITIES AND SHAREHOLDERS' EQUITY
Noninterest bearing deposits .....................................................                 $ 17,228            $ 15,215
Interest bearing deposits ........................................................                  290,601             253,708
                                                                                                   --------            --------
            Total deposits .......................................................                  307,829             268,923

Borrowings .......................................................................                   13,247               8,247
Other liabilities ................................................................                    1,581               3,670
                                                                                                   --------            --------
            Total liabilities ....................................................                  322,657             280,840

Shareholders' equity .............................................................                   22,466              19,470
                                                                                                   --------            --------

Total liabilities and shareholders' equity .......................................                 $345,123            $300,310
                                                                                                   ========            ========

                            GRANDSOUTH BANCORPORATION
                   CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

                                                                                       Three Months                Year Ended
                                                                                     Ended December 31,          Ended December 31,
                                                                                     ------------------          ------------------
                                                                                    2007           2006          2007        2006(2)
                                                                                    ----           ----          ----          ----
Total interest income ......................................................       $ 7,104       $ 6,499       $26,862       $23,611

Total interest expense .....................................................         3,590         3,125        13,920        10,841
                                                                                   -------       -------       -------       -------
            Net interest income ............................................         3,514         3,374        12,942        12,770

Provision for possible loan losses .........................................           365           555         1,045         1,110
                                                                                   -------       -------       -------       -------

            Net interest income after provision for possible
                 loan losses ...............................................         3,149         2,819        11,897        11,660

Total noninterest income ...................................................           159           176           644           759

Total noninterest expense ..................................................         2,148         1,863         8,162         7,398
                                                                                   -------       -------       -------       -------

            Income before taxes ............................................         1,160         1,132         4,379         5,021

Income tax expense .........................................................           420           475         1,580         1,761
                                                                                   -------       -------       -------       -------

            Net Income .....................................................       $   740       $   657       $ 2,799       $ 3,260
                                                                                   =======       =======       =======       =======

NET INCOME PER COMMON SHARE, BASIC .........................................       $  0.22       $  0.19       $  0.83       $  0.97
                                                                                   =======       =======       =======       =======

NET INCOME PER COMMON SHARE, DILUTED .......................................       $  0.21       $  0.18       $  0.77       $  0.89
                                                                                   =======       =======       =======       =======

(1) The year-end condensed consolidated balance sheet data was derived from audited financial statements but does not include all disclosures required by generally accepted accounting principles.

(2) The year-end condensed consolidated income statement data was derived from audited financial statements but does not include all disclosures required by generally accepted accounting principles.